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                                                                    EXHIBIT 99.2

                          WHEELING ISLAND GAMING, INC.
                         NOTICE OF GUARANTEED DELIVERY
                                       OF
                         10 1/8% SENIOR NOTES DUE 2009

    As set forth in the prospectus dated             , 2002 (the "Prospectus"),
of Wheeling Island Gaming, Inc., a Delaware corporation (the "Company"), under the caption "The Exchange Offer--Procedures for Tendering Old Notes--Guaranteed Delivery," this form must be used to accept the Company's offer to exchange its 10 1/8% Senior Exchange Notes due 2009 (the "New Notes") for an equal principal amount of its 10 1/8% Senior Notes due 2009 (the "Old Notes"), by holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the letter of transmittal that accompanies the Prospectus (the "Letter of Transmittal," which together with the Prospectus constitute the "Exchange Offer") and any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (as defined below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date. This form must be delivered by an Eligible Institution (as defined in the Letter of Transmittal) by mail or hand delivery or transmitted, via facsimile, to the Exchange Agent at its address set forth below not later than the Expiration Date. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

                             THE EXCHANGE AGENT IS:
                                U.S. BANK, N.A.

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            MAIL:                      BY FACSIMILE:            HAND/OVERNIGHT DELIVERY:

       U.S. Bank, N.A.                (651) 244-0711                 U.S. Bank, N.A.
     180 East 5th Street                                           180 East 5th Street
  St. Paul, Minnesota 55101                                     St. Paul, Minnesota 55101
   Attention: Frank Leslie                                       Attention: Frank Leslie
                                   CONFIRM BY TELEPHONE:

                                      (651) 244-8677
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    Delivery of this instrument to an address other than as set forth above or transmission via a facsimile number other than the one listed above will not constitute a valid delivery.

    Ladies and Gentlemen:

    The undersigned hereby tenders for exchange to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old Notes--Guaranteed Delivery."

    The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
            , 2002, unless the Exchange Offer is extended as provided in the Prospectus, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. The undersigned understands and acknowledges that the Exchange Offer will expire on the Expiration Date.

    All authority conferred or agreed to be conferred by this Notice of
Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of
Guaranteed Delivery shall be binding upon the undersigned's heirs, personal representatives, successors, assigns, trustees in bankruptcy and other legal representatives.
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                    SIGNATURE                       Principal Amount of Old Notes
                                                    Tendered (must be in integral
                                                    multiples of $1,000):
X Date:                                             Certificate Number(s) of Old Notes (if available):

X Date:
Signature(s) of Registered Holder(s) or Authorized
Signatory

Area Code and Telephone Number:
                                                    Aggregate Principal Amount
Name(s)                                             Represented by Certificate(s): $
                     (Please Print)

                                                    IF TENDERED OLD NOTES WILL BE DELIVERED BY
Capacity (full title), if signing in a fiduciary    BOOK-ENTRY TRANSFER, PROVIDE THE DEPOSITORY TRUST
or representative capacity):                        COMPANY ("DTC") ACCOUNT NO. AND TRANSACTION CODE
                                                    NUMBER (IF AVAILABLE):

                                                    Account No.

                     Address:                       Transaction Number
               (including Zip Code)

Taxpayer Identification or
Social Security No.:
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                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of a properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility described in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old Notes--Book-Entry Transfer" and any other documents required by the Letter of Transmittal, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

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Name of Eligible Institution:
                                                           AUTHORIZED SIGNATURE

Address:                                       Name:
                                                              (Please Print)

                                               Title:
             (Include Zip Code)
                                               Date:
Area Code and Telephone No.:                   Date:
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    NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE. ACTUAL SURRENDER OF OLD NOTES
MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, THE LETTER OF TRANSMITTAL.

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